Exhibit 10.70

                AMENDMENT NO. 2 TO AMENDED AND RESTATED AGREEMENT
                         FOR PURCHASE AND SALE OF ASSETS


         This is an amendment (this "Amendment") dated October 8, 2003 to the Amended and Restated Agreement for Purchase and Sale of Assets dated as of April 10, 2003 and Amended July 30, 2003 (the "Purchase Agreement") by and among American CareSource Corporation, an Indiana corporation ("ACS"), Patient Infosystems, Inc., a Delaware corporation ("PATI") and the stockholders signatory thereto.

                                    RECITALS

A. ACS, PATI and others are parties to the Purchase Agreement.

B. The parties wish to amend the Purchase Agreement on the terms and conditions set forth herein to reflect changes in the terms of the transaction resulting from the additional loans by PATI to ACS made in accordance with the Credit Agreement, as amended.

         NOW, THEREFORE, in consideration of the agreement of the parties contained herein, and intending to be legally bound, the parties hereto agree as follows:

1. Recitals and Definitions.

         ACS and PATI acknowledge and agree that the foregoing recitals are true and correct as of the date of this Amendment. Capitalized terms used herein and not defined shall have the meanings assigned to them in the Purchase Agreement as amended by any prior amendments.

2. Total Consideration to be Issued to ACS.

         The following sections of the Purchase Agreement hereby are amended to reflect a reduction in the number of shares of Common Stock of PATI to be issued to ACS, referred to in the Purchase Agreement as the Initial Consideration from 2,091,366 to 1,500,000.

a. Recitals "C."

b. Section 1.1.

c. Section 2.1.



3. Assumed Liabilities.

         The following sections of the Purchase Agreement hereby are amended to reflect the forgiveness of the Subordinated Note of $2,339,065.21 in principal plus all accrued interest and related expenses payable by ACS to Today Financial Corporation (Subordinated Note attached hereto as Exhibit A). This Subordinated Note will be forgiven by Today Financial Corporation prior to closing and will not be assumed by PATI.

a. Recitals "B" and "C"

b. Section 2.1

c. Section 2.3

                  d. Section 3.2.3.12

         4.       Transferability of PATI Common Stock

Section 5.9 of the Purchase Agreement is hereby replaced in its entirety and amended to read as follows:


     "5.9Transferability of PATI Common Stock.



         ACS hereby agrees that, after the Closing as contemplated herein, ACS may distribute shares of PATI common stock only to the ACS Stockholders that are signatories to this Agreement and to any new shareholders of ACS who become record and beneficial owners of common stock of ACS prior to the Closing. The ACS Stockholders hereby agree that they, and any new shareholders of ACS who become record and beneficial owners of common stock of ACS prior to the Closing, may not distribute any shares of PATI common stock for a period of twelve (12) months from the Closing Date. Notwithstanding anything contained to the contrary herein, PATI and ACS agree that, in the event that any ACS Stockholder that is a signatory to this Agreement elects to dissolve or liquidate itself as a corporation after the Closing, or to make a distribution of the PATI shares to its stockholders (and if applicable, any corporate or company stockholder thereof, to its stockholders or any partnership, to its partners), then the respective shareholders of such corporation shall be entitled to receive their respective and proper shares of PATI represented by new stock certificates in their respective names with the understanding that such shares and certificates will be subject to the same restrictions as are set forth above which are the same as are the other previously mentioned ACS Stockholders and that all of such shares will be subject to the Indemnification obligations of the ACS Stockholders that are signatories hereto as are set forth herein. As a condition to the transfer of the shares as set forth above, each ACS Stockholder agrees that it will obtain the written acceptance of each and every distributee, in a form reasonably satisfactory to PATI, to be bound by and subject to each of the terms of this Agreement (including with regard to restrictions on transfer and Indemnification) as if they were an ACS Stockholder hereunder."

         5. Raising of Additional Funds.

         Section 5.10 of the Purchase Agreement is hereby replaced in its entirety and amended to read as follows:

         "5.10    Raising of Additional Funds

         PATI may, to the extent it deems it to be feasible and advantageous, raise additional new capital of an aggregate of up to $2,500,000 (in addition to the amounts set forth herein) for investment in Series D Preferred Stock in accordance with Section 7.10 hereof."

         6.      Private Placement.

         (a) Section 7.10 of the Purchase Agreement is hereby replaced in its entirety and amended to read as follows:

         "7.10    Private Placement.

                   PATI may, to the extent it deems it to be feasible and advantageous, raise additional new capital of an aggregate of up to $2,500,000 (in addition to the amounts set forth herein) for investment in Series D Preferred Stock in accordance hereof. The issuance of the Series D Preferred Stock in the private placement will occur following the Closing and the ownership percentages of each of the PATI Stockholders and ACS Stockholders will be reduced accordingly (inclusive of any anti-dilution adjustments). The proposed form of Certificate of Designation for the Series D Preferred Stock shall be in the form attached hereto as Exhibit 7.10. The form of Certificate of Designation may be subject to revision at the discretion of PATI."

         (b) Section 3.2.8 of the Purchase Agreement is hereby deleted in its entirety.

         7. Shareholders Agreement.

                           The Shareholders Agreement referred to in Section
3.2.3.10 and Section 3.3.3.7 and
attached to the Purchase Agreement as Exhibit I is replaced in its entirety by
Exhibit I attached to this Amendment.

           8. General.

         The parties hereto acknowledge that all provisions of the Purchase Agreement, except as amended hereby, shall remain in full force and effect.

           9. Definitions.

         Whenever appearing in the Purchase Agreement or any other agreement, the term "Purchase Agreement" shall be deemed to mean the Purchase Agreement as amended.

           10. Representations and Warranties.

         ACS represents and warrants to PATI that: (i) it has the power, and has taken all necessary action to authorize, execute and deliver this Amendment and perform its obligations in accordance with the terms hereunder, (ii) this Amendment and the Purchase Agreement as amended by the Amendment is the legal, valid and binding obligation of ACS enforceable against ACS, (iii) the execution, delivery and performance of this Amendment by ACS will not (a) require any governmental approval or any other consent or approval; or (b) violate or conflict with any agreement to which it is a party, or result in or require the creation of any lien upon any of the assets of ACS, and (iv) the financial information provided by ACS to PATI in connection with the request of ACS that PATI enter into this Amendment is true and correct in all material respects.

          11. Fees of PATI's Counsel.

         ACS shall pay the fees and expenses of McCarter & English in connection with the preparation and negotiation of this Amendment and all related documents.

                  12.      Integration.

         This Amendment together with the Purchase Agreement constitute the entire agreement and understanding among the parties relating to the subject matter hereof and thereof and supersedes all prior proposals, negotiations, agreements and understandings relating to such subject matter.

                13. Severability.

         If any provision of this Amendment shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or enforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or the remaining provisions of this Amendment in any other jurisdiction.

         14. No Forfeiture of Rights.

         The parties hereto acknowledge that by agreeing to this Amendment, they are not waiving any rights or remedies they may have under this agreement or any prior agreement by or among the parties.

         15. Incorporation by Reference.

         This Amendment is incorporated by reference into the Purchase Agreement. Except as otherwise provided herein, all of the other provisions of the Purchase Agreement including all amendments thereto shall remain in full force and effect as of the date of this Amendment.

          16. Governing Law; Successors and Assigns.

         This Amendment is governed by the laws of the State of Texas and is binding upon ACS, PATI and the signatories to the Purchase Agreement and this Agreement.

          17. Counterparts.

         This Amendment may be executed by one or more of the parties on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, on the date first above written.

                                          PATI



                                          By:     /s/Roger L. Chaufournier
                                          Name:      Roger L. Chaufournier
                                          Title:     President

                                          ACS



                                          By:     /s/Eric Brauss
                                          Name:      Eric Brauss
                                          Title:     Chairman of the Board
ACS STOCKHOLDERS

ACSC, Inc.



By:   /s/Sue Shelton
         Sue Shelton, President


      /s/Mark Bodnar
         Mark Bodnar, individually


      /s/Eric Brauss
         Eric Brauss, individually and as the ultimate beneficial and majority owner and affiliate of ACSC, Inc.

PATI STOCKHOLDERS


/s/John Pappajohn
John Pappajohn, individually


/s/Derace Schaffer
Derace Schaffer, individually


NWK3: 773212.02